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                                                                    EXHIBIT 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS PROMISSORY NOTE OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO MAKER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                              VGR ACQUISITION INC.

                                 PROMISSORY NOTE

$________________                                            _____________, 2002

         FOR VALUE RECEIVED, VGR Acquisition Inc., a Delaware corporation ("Maker"), promises to pay [___________________________________] ("Payee"), in
lawful money of the United States of America, the principal sum of [___________________________ ($______________)], together with interest in arrears on the unpaid principal balance at an annual rate of 6 1/2%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Purchase and Sale Agreement, dated as of February 15, 2002, among Maker, Payee, The Medallion Company Inc. (the "Company") and the other stockholders of the Company (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1.  PAYMENTS

1.1 PRINCIPAL AND INTEREST

         The principal amount of this Note shall be due and payable on [THE FIFTH ANNIVERSARY OF THE CLOSING DATE]. Interest in arrears on the unpaid principal balance of this Note shall be due and payable semi-annually on __________ and __________, with the first payment on ________, 2002.

1.2 MANNER OF PAYMENT

         All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal and interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall not be taken into


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account in calculating the amount of interest payable under this Note. "Business
Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York.

1.3 PREPAYMENT

         Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

1.4 RIGHT OF SET-OFF

         Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 9.03 thereof.

2.  DEFAULTS

2.1 EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

         (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for 30 days after Payee notifies Maker in writing; PROVIDED, HOWEVER, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

         (b) If an "Event of Default" (as therein defined) shall occur under any one or more of the other Promissory Notes.

         (c) The (i) filing by Maker or Guarantor of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (ii) making by Maker or Guarantor of a general assignment for the benefit of creditors; (iii) consent by Maker or Guarantor to the appointment of a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Maker or Guarantor or any substantial part of Maker's or Guarantor's assets; or (iv) execution by Maker or Guarantor of a consent to any proceeding of the type referred to in clause (i) above, or filing or commencement of any proceeding for the dissolution or liquidation of, or winding up the affairs of, Maker or Guarantor.

         (d) (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Maker or Guarantor or any substantial part of Maker's or Guarantor's




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assets; or the filing against Maker or Guarantor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect; or if any proceeding for the dissolution or liquidation of, or winding up the affairs of, Maker or Guarantor shall be instituted; and (ii) such appointment shall not be vacated, or such petition or proceeding shall not be dismissed, within one hundred twenty (120) days after such appointment, filing, or institution.

         (e) Failure by Maker or Guarantor to pay, when due, (or, if permitted by the terms of any applicable documentation, within any applicable grace period) any indebtedness owing by Maker or Guarantor to any person or entity in an amount in excess of $1,000,000, in the case of Maker, and $3,000,000, in the case of Guarantor, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or failure by Maker or Guarantor to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Maker or Guarantor when required to be performed if as a result of such failure the maturity of such indebtedness in an amount in excess of $1,000,000, in the case of Maker, and $3,000,000, in the case of Guarantor, has been accelerated, without such acceleration having been rescinded or annulled for thirty (30) days.

         (f) Any judgment or judgments against Maker or Guarantor (other than any judgment for which such party is fully insured) in an amount in excess of $1,000,000, in the case of Maker, and $3,000,000, in the case of Guarantor, shall remain unpaid, undischarged, unbonded or undismissed for a period of thirty (30) days after such judgment shall become final and unappealable.

         (g) If Maker shall cease to be a majority-owned subsidiary of Vector Group Ltd., a Delaware corporation, directly or indirectly through one or more other majority-owned subsidiaries, unless Maker shall have been merged with Vector Group Ltd.

2.2 NOTICE BY MAKER

         Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3 REMEDIES

         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.





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2.4 DEFINITIONS

         The following terms used in this Section 2 shall have the following meanings:

         "Federal Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy," as amended, or any successor federal bankruptcy law.

         "Guarantor" shall mean Vector Group Ltd., a Delaware corporation, including its successors and assigns in interest.

         "Promissory Notes" shall have the meaning assigned to such term in
Section 1.01 of the Agreement.

         "Transaction Documents" shall mean the Agreement and all documents, contracts, agreements, assignments, and certifications executed by the parties in connection with the Agreement.

3.  MISCELLANEOUS

3.1 WAIVER

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2 NOTICES

         Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.08 of the Agreement.

3.3 SEVERABILITY

         If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.




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3.4 GOVERNING LAW

         This Note will be governed by the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The provisions of Section 11.10 (Consent to Jurisdiction) of the Agreement shall apply to this Note as if fully set forth herein.

3.5 PARTIES IN INTEREST

         This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except the Payee may assign this Note to a family trust of Payee provided such assignment shall not adversely affect, and such assignee shall acknowledge in writing, Maker's rights under Section 1.4 hereof. Subject to the preceding sentence, this Note will be binding in all respects upon Maker and inure to the benefit of Payee and its successor and assigns.

3.6 NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of Maker shall not have liability for any obligations of Maker under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, Payee shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of this Note.

3.7 NO JURY TRIAL

         Maker hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Note or any transaction relating thereto and all right to plead as a defense any statute of limitations or other similar law or equitable doctrine.

3.8 SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words "including" or "includes" do not limit the preceding words or terms and the word "or" is used in the inclusive sense.



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         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                       VGR ACQUISITION INC.



                                       By:
                                          --------------------------------------
                                       Name (print):
                                                    ----------------------------
                                       Title:
                                             -----------------------------------





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